United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 7, 2012

ISECURETRAC CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-26455
(State of Formation)	(Commission File Number)

87-0347787
(IRS Employer Identification Number)

5078 South 111th Street Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(402) 537-0022
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2012, the Board of Directors of iSECUREtrac Corp. (the “Company”) unanimously approved the appointment of Greg W. Gaggini and Thomas J. Burlin as directors of the Company.

Mr. Gaggini, 47, has nearly 20 years as a Senior Marketing and Sales executive and has been President/COO at AccuCut LLC, an Omaha based company that manufactures and markets die cutting solutions in the craft and education arenas worldwide since March 2010. He previously served as President of AccuCut from 2005 to 2008. Mr. Gaggini’s prior experience also includes time spent with InfoGROUP, where he was Senior Vice President of Sales from March 2008 to June 2009, Oriental Trading Company, and SPIEGEL INC. He is also President / Owner of Custom Solutions Consulting of Omaha, Nebraska.

Mr. Burlin, 54, is an accomplished senior executive with more than 30 years experience in the high tech industry. His responsibilities have included more than 75,000 employees in over 100 countries around the world. He has managed approximately $7 billion in annual revenue across a diverse portfolio of government and commercial markets for IBM and Affiliated Computer Services (ACS), a Xerox company. Since October 2010, Mr. Burlin has been President and CEO of Burlin Consulting Services, specializing in providing world class consulting to government and industry leaders. Previously Mr. Burlin spent more than six years with ACS, serving as Group President Government Services, COO ACS, and COO ASC Government. He was with ACS from July 2005 to October 2010.

The appointments of Mr. Gaggini and Mr. Burlin fill two of the four vacant positions on the Company’s Board of Directors resulting from the resignation on June 30, 2011 of the directors appointed by Mykonos 6420 LP (“Mykonos”), as the sole holder of the Company’s Series C 8% Cumulative, Compounding Exchangeable Preferred Stock. Mykonos, together with Crestpark LP, Inc. (“Crestpark”), the sole holder of the Company’s Series D 8% Cumulative, Compounding Exchangeable Preferred Stock have the right to appoint four of the seven directors of the Company and to appoint successors to any director appointed by them who resigns or is removed from the Board of Directors. However, the Company has been notified by Mykonos and Crestpark that neither of them have any current intentions to exercise their right to appoint Company directors.

The Board of Directors has determined that Mr. Gaggini and Mr. Burlin are independent directors using the independence guidelines in Section 303A.02 of the New York Stock Exchange listing standards and the additional guidelines set forth in the Company’s Guidelines on Significant Corporate Governance Issues. At this time, neither Mr. Gaggini nor Mr. Burlin have been appointed to serve on any standing committees of the Board of Directors.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISECURETRAC CORP.

	By	/s/ Lincoln Zehr
Lincoln Zehr Chief Executive Officer

March 13, 2012